SUBSCRIPTION AGREEMENT

OZ SAFEROOMS TECHNOLOGIES, INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock, par value $0.0005 per share (the “Shares”), of Oz Saferooms Technologies, Inc., an Oklahoma corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ____________, 2014.

This Subscription Agreement is for the purchase of shares of common stock of the Company from the Company’s offering of 4,000,000 shares in the Company’s Prospectus, at an offering price of $5.00 per share.

Total number of shares subscribed for at US $5.00 per share:  ________________ shares.

Amount paid with this Subscription Agreement at a price of US $5.00 per Share: US $__________________.

In order to induce the Company to accept this subscription, the Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

A.  The Subscriber is not an officer, director or “affiliate” (as that term is defined in Rule 403 under the Securities Act of 1933) of the Company;

B.   The Subscriber has received and carefully reviewed the Company's Prospectus dated EFFECTIVE DATE;

C.    Except as set forth in the Prospectus, no representations or warranties have been made to the Subscriber by the Company, or any agent, employee or affiliate of the Company and in entering into this transaction the Subscriber is not relying upon any information, other than the Prospectus.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _____________, 2014.

Name of Entity (for purchasers which are entities only):  ____________________________________

Signature:           _______________________________________

Print Name:        _______________________________________

Print Title (for purchasers which are entities only):  ________________________________________

Address:              _______________________________________

              _______________________________________

Telephone No.:   _______________________________________

E-mail Address:  _______________________________________

Subscriber’s Social Security Number:      ___________________________________

Signature of Co-owners, if applicable:            ___________________________________

Name as it should appear on the Certificate:   ___________________________________

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If Joint Ownership, check one (all parties must sign above):

☐	Joint Tenants with Right of Survivorship

☐	Tenants in Common

☐	Community Property

If Fiduciary or Business Entity check one:

☐	Trust	Authorized Person ______________________	Capacity_____________________

☐	Estate	Authorized Person _____________________	Capacity_____________________

☐	Corporation	Authorized Person _____________________	Capacity_____________________

☐	Limited Liability Company	Authorized Person _____________________	Capacity_____________________

☐	Partnership	Authorized Person _____________________	Capacity_____________________

☐	Other _________________ (Describe)	Authorized Person _____________________	Capacity_____________________

PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to:  Frontier State Bank.

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his/her Shares, he or she shall wire transfer immediately available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank:	Frontier State Bank
Account Name:	_______________________________
Account No.:	_______________________________
ABA Routing No.:	_______________________________
SWIFT code:	_______________________________
Bank Contact:	_______________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Oz Saferooms Technologies, Inc. this ____day of _____________, 2014.

OZ SAFEROOMS TECHNOLOGIES, INC.

By:
Andrew J. Zagorski
CEO

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